UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2008

J.CREW GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-42427

DE	22-2894486
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

770 Broadway
New York, New York 10003
(Address of principal executive offices, including zip code)

212-209-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 11, 2008, J. Crew Operating Corp. ("Operating") made a $25 million voluntary prepayment of the Credit and Guaranty Agreement (the "Credit Agreement") by and among Operating, as borrower, J. Crew Group, Inc. (the "Company") and certain of Operating's direct and indirect subsidiaries as guarantors, certain lenders named in the Credit Agreement, Goldman Sachs Credit Partners L.P. and Bear, Stearns & Co. Inc. as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P. as administrative agent and collateral agent, Bear Stearns Corporate Lending Inc. as syndication agent and Wachovia Bank, National Association as documentation agent. Following this voluntary prepayment of $25 million, the amount outstanding under the Credit Agreement is $100 million.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

Date: April 11, 2008	By:	/s/ James S. Scully
James S. Scully
Executive Vice President and Chief Financial Officer